EXHIBIT 24
                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Miller and Jann A. Weaver, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Codorus Valley Bancorp, Inc.) , to sign this Form 10-K and any or all amendments to this Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in- fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in- fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Signature                          Title                               Date

/s/ George A. Trout, D.D.S.        Chairman of the Board of           3/23/99
--------------------------         Directors and Director
George A. Trout, D.D.S.

/s/ Larry J. Miller                President,                         3/23/99
--------------------------         Chief Executive
Larry J. Miller                    officer and Director (Principal
                                   Executive officer)

/s/ Barry A. Keller                Vice Chairman of the Board of      3/23/99
--------------------------         Directors and Director
 Barry A. Keller


/s/ Dallas L. Smith                Secretary and Director             3/23/99
--------------------------
Dallas L. Smith

/s/ M. Carol Druck                 Director                           3/23/99
--------------------------
M. Carol Druck

/s/ MacGregor S. Jones             Director                           3/23/99
--------------------------
MacGregor S. Jones

                                   Treasurer and Director             3/23/99
--------------------------
Rodney L. Krebs

/s/ Donald H. Warner               Vice President and Director        3/23/99
--------------------------
Donald H. Warner


/s/ D. Reed Anderson               Director                           3/23/99
--------------------------
D. Reed Anderson, Esq.

/s/ Jann A. Weaver                 Assistant Treasurer and            3/23/99
---------------------------        Assistant Secretary
Jann A. Weaver                     (Principal Financial and
                                   Principal Accounting Officer)

/s/ Harry R. Swift                 Vice President and Secretary       3/23/99
---------------------------
Harry R. Swift, Esq.